Exhibit 99.1

NewtekOne, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

Company Declares First Quarterly Dividend as a Financial Holding Company of $0.18 per Share Exceeding Previous Projections of $0.16 per Share and Refreshes its 2023 and 2024 Financial Holding Company Projections

Boca Raton, Fla., February 27, 2023 - NewtekOne, Inc. (Nasdaq: NEWT) (the "Company"), announced today its financial and operating results for the three and twelve months ended December 31, 2022.

On January 6, 2023, the Company completed the acquisition of National Bank of New York City ("NBNYC"), withdrew its BDC election, and became a financial holding company. On January 13, 2023, Newtek Business Services Corp. changed its name to NewtekOne® and NBNYC, the 59-year-old nationally chartered bank, was renamed Newtek Bank, National Association, a wholly owned subsidiary of NewtekOne. As a result, NewtekOne, a financial holding company, no longer qualifies as a regulated investment company for federal income tax purposes and will no longer qualify for accounting treatment as an investment company. Going forward, Newtek Bank, N.A. and NewtekOne's former portfolio companies and other subsidiaries will be consolidated in the Company’s financial statements. As a result, NewtekOne's financial reporting metrics will change beginning with the first quarter 2023 quarterly report. NewtekOne's fourth quarter and full year 2022 results were recorded as a BDC and metrics such as net investment income (loss), adjusted net investment income (ANII), total investment income and leverage ratios will have diminished relevancy going forward. In addition, the financial results for the twelve months ended December 31, 2021, included $50.0 million of fee income from the Paycheck Protection Program ("PPP"), which, as previously disclosed, is not recurring. As of today, NewtekOne is a well-positioned financial holding company that owns a well-capitalized nationally chartered bank, Newtek Bank, N.A.

Barry Sloane, Chairman, President and Chief Executive Officer said, “Our future of becoming the market leader as an owner of a technology-enabled bank is not only within our grasp, it has begun, with the rollout of the first version of the Newtek Advantage® as well as our rebranding strategy and our redesigned website www.Newtekone.com. Our mobile account opening and online banking capability is now functional and clients can open a commercial and/or consumer deposit accounts in a frictionless manner by going to www.newtekbank.com. Our bank has already begun to open new bank accounts, take deposits and to fund loan originations. We project our balance sheet and earnings in 2023 and 2024 with optimism based on our 22 years of experience as a publicly traded company, in addition to our historical growth of revenues, earnings, and client footprint. We are updating our EPS projections to a range of $1.70 to $2.00 per share in 2023 and to a range of $2.80 to $3.20 per share in 2024. Given our market leadership in various segments of our business, we feel comfortable with these forecasts. In addition, today NewtekOne’s board of directors declared our first dividend as a financial holding company of $0.18 per share payable on April 14, 2023 to shareholders of record

Exhibit 99.1
on April 4, 2023, which is above our previously forecasted guidance of $0.16 per share. We believe that our strong balance sheet and forward-thinking business strategy and plan has energized the entire Company and client base.”

Mr. Sloane continued, "Today's results and tomorrow's conference call will feature our final quarterly and annual earnings report as a BDC, While we are proud of what we have accomplished over our eight-year tenure as a BDC, we are also very excited about embarking on our new path as a financial holding company. This quarter and full year’s reported financial performance will be the last time we report as an investment company with 1940’s Act accounting. We are pleased to report our adjusted net investment income for the three and twelve months ended December 31, 2022 was $0.06 per share and $2.14 per share, respectively. Going forward, as a financial holding company we will be consolidating all subsidiaries in our financial statements and no longer qualify for accounting treatment as an investment company or tax treatment as a regulated investment company (RIC) under the IRS Code.”

Mr. Sloane continued, “Notably, throughout our tenure as a BDC since 2015, we paid out nearly $330 million in dividends and distributions and historically traded at a premium to NAV for the majority of our history. We grew our market capitalization prior to converting to a BDC from approximately $90 million to over $800 million at our highest share price. We move forward with a proud history of accomplishments for the fourth quarter and full year 2022, achieving record annual SBA 7(a) loan fundings, and selling debt and preferred shares in January and February 2023 as a financial holding company. We were able to accomplish all of this while preparing to open up our bank while our regulatory banking applications were pending approval, which was a challenge that we met admirably and efficiently.”

Fourth Quarter 2022 Financial Highlights

•Total investment income of $23.1 million for the three months ended December 31, 2022; a decrease of (6.9)% compared to total investment income of $24.8 million for the three months ended December 31, 2021.
•Net investment income (loss) of $(5.4) million, or $(0.22) per share, for the three months ended December 31, 2022, which represents a (414.3)% decrease, on a per share basis, compared to net investment income (loss) of $1.6 million, or $0.07 per share, for the three months ended December 31, 2021.
•Adjusted net investment income ("ANII")1 of $1.5 million, or $0.06 per share, for the three months ended December 31, 2022; a decrease of (90.9)%, on a per share basis, compared to ANII of $16.0 million, or $0.66 per share, for the three months ended December 31, 2021.
•Debt-to-equity ratio of 1.46x at December 31, 2022.
•Total investment portfolio increased by 6.5% to $808.0 million at December 31, 2022, from $758.8 million at December 31, 2021.
•Net asset value (“NAV”) of $375.4 million, or $15.25 per share, at December 31, 2022 compared to NAV of $16.72 per share at December 31, 2021.

Full Year 2022 Financial Highlights

•Total investment income of $86.2 million for the twelve months ended December 31, 2022; a decrease of (20.5)% compared to total investment income of $108.5 million for the twelve months ended December 31, 2021, which included $50.0 million of fee income from the PPP, which, as previously disclosed, is not recurring.
•Net investment loss of $(6.5) million, or $(0.27) per share, for the twelve months ended December 31, 2022, which represents a (123.0)% decrease, on a per share basis, compared to net investment income of $25.7 million, or $1.13 per share, for the twelve months ended December 31, 2021, which included $50.0 million of fee income from the PPP which, as previously disclosed, is not recurring.
•ANII1 of $51.9 million, or $2.14 per share, for the twelve months ended December 31, 2022; a decrease of (34.5)%, on a per share basis, compared to ANII of $79.1 million, or $3.47 per share, for the twelve months ended December 31, 2021, which included $50.0 million of fee income from the PPP which, as previously disclosed, is not recurring.

Exhibit 99.1

2022 Dividends and Distributions/2023 Declaration

•On December 30, 2022, the Company paid a fourth quarter 2022 cash distribution of $0.70 per share to shareholders of record as of December 20, 2022.
•The Company paid $2.75 per share in dividends and distributions in 2022.
•Throughout the Company's tenure as a BDC since 2015, it paid out nearly $330 million in dividends and distributions.
•NewtekOne’s board of directors declared a dividend of $0.18 per share2 today, which exceeds the Company’s previously forecasted dividend projection of $0.16 per share. The dividend is payable on April 14, 2023 to shareholders of record as of April 4, 2023, and is the Company's first dividend declared as a financial holding company.

Lending Highlights

•Newtek Small Business Finance, LLC (“NSBF”) funded a record $775.6 million in SBA 7(a) loans for the twelve months ended December 31, 2022, meeting its previously stated full year 2022 SBA 7(a) loan funding guidance of $775 million, which represents an 38.4% increase over $560.6 million SBA 7(a) loan fundings for the twelve months ended December 31, 2021.
•NSBF funded $188.7 million of SBA 7(a) loans during the three months ended December 31, 2022; a (4.7)% decrease over the $198.0 million of SBA 7(a) loans funded for the three months ended December 31, 2021.
•NewtekOne forecasts $875 million in SBA 7(a) loan fundings in 2023, which would represent a 12.9% increase over 2022
•Newtek Business Lending ("NBL"), closed a record $111.6 million of SBA 504 loans for the twelve months ended December 31, 2022; an increase of 23.9% over $90.1 million of SBA 504 loans closed during the same period in 2021.

Mr. Sloane concluded, “I want to reiterate that the analysis of our final financials as a BDC, in particular with respect to NAV, net investment income, ANII and leverage ratios, although important, we believe has diminished relevance in analyzing NewtekOne on a going forward basis as a result of our change in accounting as a financial holding company in 2023 and emphasis going forward on after-tax net income. As a business solutions company with forecasted returns on average assets (ROA) and forecasted returns on tangible common equity (ROTCE), which we do not believe are typically found in bank holding companies or banks, differentiates us in the market. During our conference call tomorrow morning at 8:30 a.m., we will focus on our financial holding company projections for 2023 and 2024. Our accompanying financial results presentation for tomorrow’s conference call can be found on our website in the investor relations section at http://investor.newtekbusinessservices.com/events-and-presentations. The presentation will highlight our exit as a BDC and focus on our forward-looking updated projections and forecasts of the publicly traded financial holding company as well as the wholly owned bank subsidiary.”

Fourth Quarter and Full Year 2022 Conference Call and Webcast

A conference call to discuss the fourth quarter and full year 2022 financial results will be hosted by Barry Sloane, President, Chairman and Chief Executive Officer, and Nicholas Leger, Chief Accounting Officer, tomorrow, Tuesday, February 28, 2023 8:30 a.m. ET.

Please note, to attend the conference call or webcast, participants should register online at http://investor.newtekbusinessservices.com/events-and-presentations. To receive a dial-in number, participants are requested to register at a minimum 15 minutes before the start of the call. The corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of NewtekOne's website at http://investor.newtekbusinessservices.com/events-and-presentations. A replay of the call with the corresponding presentation will be available on NewtekOne's website shortly following the live presentation and will be available for a period of 90 days.

Exhibit 99.1

1Use of Non-GAAP Financial Measures - NewtekOne, Inc. and Subsidiaries

In evaluating its business, Newtek considers and uses ANII as a measure of its operating performance. ANII includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans and conventional loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines ANII as net investment income (loss) plus net realized gains recognized from the sale of guaranteed portions of SBA 7(a) loan investments, less realized losses on non-affiliate investments, plus the net realized gains on controlled investments, plus or minus the change in fair value of contingent consideration liabilities, plus loss on extinguishment of debt, plus or minus an adjustment for gains or losses on derivative transactions.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our GAAP income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from ANII until the related asset is sold and/or the hedge position is “closed,” whereupon they would then be included in ANII in that period. These are reflected as “adjustment for realized gain/(loss) on derivatives” for purposes of computing ANII for the period. Management believes that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, ANII does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools. The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII. Reconciliation tables showing the adjustments made to net investment income to determine NII are attached to this press release.

2 Note Regarding Dividend Payments
Amount and timing of dividends, if any, remain subject to the discretion of the Company's Board of Directors. The determination of the tax attributes of the Company's 2022 distributions as a BDC is made as of the end of the Company's 2022 fiscal year based upon its taxable income for the full year and distributions paid for the full year.

NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Exhibit 99.1
Newtek®, NewtekOne®, Newtek Bank, National AssociationTM, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc.

Note Regarding Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others: macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the impacts to the U.S. and global economies, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; higher inflation and its impacts; higher interest rates and the impacts on macroeconomic conditions, and NewtekOne, Inc.’s funding costs; NewtekOne, Inc’s conversion to a financial holding company, consummation of the acquisition of Newtek Bank, N.A. and Newtek One’s limited experience as a financial holding company and owning and operating a bank; and the precautionary statements included in this release. Factors that could cause NewtekOne, Inc’s actual results to differ materially from those described in the forward-looking statements can be found in NewtekOne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed May 9, 2022, August 8, 2022, and November 8, 2022, with the Securities and Exchange Commission and are available on NewtekOne, Inc’s website (https://investor.newtekbusinessservices.com/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne, Inc. speak only as to the date they are made, and NewtekOne, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. .

SOURCE: NewtekOne, Inc.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In Thousands, except for Per Share Data)
	December 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $532,793 and $431,970, respectively; includes $423,686 and $344,266, respectively, related to securitization trusts)	$505,268	$424,417
SBA guaranteed non-affiliate investments (cost of $18,460 and $65,728, respectively)	19,171	72,970
Controlled investments (cost of $154,809 and $157,289, respectively)	282,239	260,398
Non-control investments (cost of $1,360 and $1,000, respectively)	1,360	1,000
Total investments, at fair value	808,038	758,785
Cash	53,692	2,397
Restricted cash	71,914	184,463
Broker receivable	—	44,537
Due from related parties	1,338	4,395
Servicing assets, at fair value	30,268	28,008
Right of use assets	6,484	7,310
Other assets	27,168	26,666
Total assets	$998,902	$1,056,561

LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$55,885	$50,000
2024 Notes (par: $38,250 and $38,250 as of December 31, 2022 and December 31, 2021)	37,903	37,679
2025 6.85% Notes (par: $0 and $15,000 as of December 31, 2022 and December 31, 2021)	—	14,545
2025 5.00% Notes (par: $30,000 and $0 as of December 31, 2022 and December 31, 2021)	29,306	—
2026 Notes (par: $115,000 and $115,000 as of December 31, 2022 and December 31, 2021)	112,846	112,128
Notes payable - Securitization trusts (par: $283,143 and $249,750 as of December 31, 2022 and December 31, 2021)	279,136	246,250
Notes payable - related parties	24,250	11,450
Due to related parties	1,211	1,490
Lease liabilities	7,973	9,056
Deferred tax liabilities	19,194	12,733
Due to participants	35,627	146,225
Derivative instruments	—	183
Accounts payable, accrued expenses and other liabilities	20,213	10,935
Total liabilities	623,544	652,674

Commitment and contingencies
Net assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 24,609 and 24,159 issued and outstanding, respectively)	492	483
Additional paid-in capital	354,243	367,663
Accumulated undistributed earnings	20,623	35,741
Total net assets	375,358	403,887
Total liabilities and net assets	$998,902	$1,056,561
Net asset value per common share	$15.25	$16.72

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)

	Year Ended December 31,
	2022	2021	2020
Investment income
From non-affiliate investments:
Interest income - PPP loans	$—	$49,989	$37,743
Interest income - SBA 7(a) loans	35,696	25,951	24,719
Servicing income	13,698	11,307	11,154
Other income	8,600	5,696	2,693
Total investment income from non-affiliate investments	57,994	92,943	76,309
From non-control investments:
Interest income	—	428	403
Dividend income	83	95	104
Total investment income from non-control investments	83	523	507
From controlled investments:
Interest income	2,921	2,598	1,933
Dividend income	24,574	9,801	13,452
Other income	672	2,629	—
Total investment income from controlled investments	28,167	15,028	15,385
Total investment income	86,244	108,494	92,201
Expenses:
Salaries and benefits	20,186	17,866	14,211
Interest	26,325	20,515	17,877
Depreciation and amortization	239	304	402
Professional fees	7,134	5,610	3,718
Origination and loan processing	11,606	10,234	8,431
Origination and loan processing - related party	19,140	19,272	9,855
Change in fair value of contingent consideration liabilities	—	—	54
Loss on extinguishment of debt	417	1,552	—
Other general and administrative costs	7,673	7,454	5,668
Total expenses	92,720	82,807	60,216
Net investment (loss) income	(6,476)	25,687	31,985
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments - SBA 7(a) loans	56,901	53,113	11,368
Net realized loss on controlled investments	—	(1,266)	—
Net realized gain on derivative transactions	445	590	—
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(6,532)	6,380	(795)
Net unrealized (depreciation) appreciation on SBA unguaranteed non-affiliate investments	(19,972)	5,097	(176)
Net unrealized appreciation (depreciation) on controlled investments	24,321	2,829	(8,237)
Change in deferred taxes	(6,464)	(1,327)	999
Net unrealized appreciation (depreciation) on derivative transactions	183	(183)	—
Net unrealized depreciation on servicing assets	(10,095)	(6,778)	(1,525)

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)

Net realized and unrealized gains	$38,787	$58,455	$1,634
Net increase in net assets resulting from operations	$32,311	$84,142	$33,619
Net increase in net assets resulting from operations per share	$1.34	$3.69	$1.59
Net investment (loss) income per share	$(0.27)	$1.13	$1.51
Dividends and distributions declared per common share	$2.75	$3.15	$2.05
Weighted average number of shares outstanding	24,198	22,795	21,146

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)

	Quarter Ended December 31,
	2022	2021	2020
Investment income
From non-affiliate investments:
Interest income - PPP loans	$—	$—	$1
Interest income	11,781	6,623	5,337
Servicing income	3,767	2,961	2,787
Other income	2,101	1,867	1,244
Total investment income from non-affiliate investments	17,649	11,451	9,369
From Non-control/affiliate investments
Interest income	—	54	296
Dividend income	21	25	33
Total investment income from non-control/affiliate investments	21	79	329
From controlled investments:
Interest income	834	895	510
Dividend income	4,585	9,750	4,568
Other income	—	2,629	—
Total investment income from controlled investments	5,419	13,274	5,078
Total investment income	23,089	24,804	14,776
Expenses:
Salaries and benefits	5,806	5,139	3,355
Interest	8,913	5,298	4,150
Depreciation and amortization	58	68	90
Professional fees	2,812	2,145	896
Origination and servicing	4,404	(321)	2,765
Origination and servicing - related party	4,442	8,442	1,417
Loss on extinguishment of debt	—	597	—
Other general and administrative costs	2,054	1,791	1,253
Total expenses	28,489	23,159	13,926
Net investment (loss) income	(5,400)	1,645	850
Net realized and unrealized gains (losses):
Net realized gain on non-affiliate investments - SBA 7(a) loans	6,948	15,034	8,791
Net realized loss on controlled investments	—	(1,266)	—
Net realized gain on derivative transactions	—	858	—
Net unrealized (depreciation) appreciation on SBA guaranteed non-affiliate investments	(590)	3,847	(301)
Net unrealized (depreciation) appreciation on SBA unguaranteed non-affiliate investments	(13,499)	2,514	5,836
Net unrealized appreciation on controlled investments	22,739	1,069	2,919
Change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	(6,289)	793	(2,011)
Net unrealized depreciation on non-control/non-affiliate investments	—	(521)	—
Net unrealized depreciation on servicing assets	(6,131)	(3,456)	(226)

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except for Per Share Data)

Net unrealized loss on derivative transactions	—	(487)	—
Net realized and unrealized gains	$3,178	$18,385	$15,008
Net (decrease) increase in net assets	$(2,222)	$20,030	$15,858
Net (decrease) increase in net assets per share	$(0.09)	$0.84	$0.73
Net investment (loss) gain per share	$(0.22)	$0.07	$0.04
Dividends and distributions declared per common share	$0.70	$1.05	$0.47
Weighted-average number of shares used in per share calculations	24,425	23,764	21,747

Exhibit 99.1

NEWTEKONE INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES-
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

	Year ended		Year ended
(in thousands, except per share amounts)	December 31, 2022	Per share	December 31, 2021	Per share
Net investment (loss) income	$(6,476)	$(0.27)	$25,687	$1.13
Net realized gain on non-affiliate investments - SBA 7(a) loans	56,901	2.35	53,113	2.33
Net realized loss on controlled investments	—	—	(1,266)	(0.06)
Adjustment for realized gain on derivatives (1)	1,010	0.04	25	0.00
Loss on debt extinguishment	417	0.02	1,552	0.07
Adjusted net investment income	$51,852	$2.14	$79,111	$3.47
Note: Amounts may not foot due to rounding

(1)The following is a reconciliation of GAAP net realized gain/(loss) on derivative transactions to our adjustment for realized gain/(loss) on derivatives on closed transactions presented in the computation of ANII in the preceding table:

	Year ended		Year ended
(in thousands, except per share amounts)	December 31, 2022	Per share	December 31, 2021	Per share
Net realized gain on derivatives	$445	$0.02	$590	$0.03
Hedging realized result on open hedging positions	—	—	(565)	(0.02)
Hedging realized adjustment on hedging positions closed during current period	565	0.02	—	—
Adjustment for realized gain on derivatives	$1,010	$0.04	$25	$0.00
Note: Amounts may not foot due to rounding

NEWTEKONE, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES-
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

	Three months ended		Three months ended
(in thousands, except per share amounts)	December 31, 2022	Per share	December 31, 2021	Per share
Net investment (loss) income	$(5,400)	$(0.22)	$1,645	$0.07
Net realized gain on non-affiliate investments - SBA 7(a) loans	6,948	0.28	15,034	0.63
Net realized loss on controlled investments	—	—	(1,266)	(0.06)
Adjustment for realized gain on derivatives (1)	—	—	32	0.00
Loss on debt extinguishment	—	—	597	0.03
Adjusted net investment income	$1,548	$0.06	$16,042	$0.66
Note: Amounts may not foot due to rounding

(1)The following is a reconciliation of GAAP net realized gain/(loss) on derivative transactions to our adjustment for realized gain/(loss) on derivatives on closed transactions presented in the computation of ANII in the preceding table:

Exhibit 99.1

	Three months ended		Three months ended
(in thousands, except per share amounts)	December 31, 2022	Per share	December 31, 2021	Per share
Net realized gain on derivatives	$—	$—	$858	$0.04
Hedging realized result on open hedging positions	—	—	(826)	(0.03)
Adjustment for realized gain on derivatives	$—	$—	$32	$0.00
Note: Amounts may not foot due to rounding